EXHIBIT 99.3

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“this MOU”) is made and entered into as of September 16, 2004 by and between the State of Alaska, the United States of America (“Party A”) and the Ministry of Economic Affairs of the Republic of China (“Party B”) and, together with Party A, is referred to hereinafter collectively as “Parties”.

- WITNESSTH -

WHEREAS, the Cook Inlet region in the State of Alaska contains a large deposit of sub-bituminous coal (“Beluga/Chuitna Coal”) which has been proposed to be upgraded using the K-Fuel process into bituminous grade coal (“Processed Coal”) to meet the needs of end-users in the Republic of China (“End-Users”) at a price competitive with the price of steaming coal supplied to the End-users;

WHEREAS, Party B is a major importer of steaming coal and desires to diversify the source of such supply for economic and national security purposes;

WHEREAS, Party A is desirous of encouraging the development of Beluga/Chuitna Coal and associated infrastructure in order to provide the End-Users dedicated and stable supplies of Processed Coal on a long term basis at competitive prices;

WHEREAS, Party A and Party B agree and acknowledge that it will be economically and strategically beneficial to both Parties to develop and expand bilateral trade relations to include trade in Processed Coal that meets the End-Users’ requirements as to price, quality and performance;

NOW THEREFORE, in consideration of the recitals and for other good and valuable considerations, the receipt and adequacy of which is acknowledged by the Parties, the Parties agree as follows:

Article 1

Party A agrees that it will in good faith use its best efforts to assist in the development of the Beluga/Chuitna Coal in order to facilitate the production and supply of Processed Coal for End-Users, including making all reasonable efforts in accordance with the laws of the State of Alaska and the United States of America to provide or cause to be provided such assistance to the supplier which will undertake at its cost to develop and process the Beluga/Chuitna Coal and produce and supply the Processed Coal (“Processed Coal Supplier”) as shall be necessary for or to facilitate the availability of Beluga/Chuitna Coal for the processing and shipment of the Processed Coal for export to the End-Users, including, but not limited to, infrastructure development, port facilities and processing of all permits, licenses, approvals and consents necessary for the development, production and shipment of the Processed Coal.

Article 2

Party B agrees that it will in good faith use its best effort to facilitate state utility companies of the Republic of China having a need to secure the supply of steaming coal in large quantities on long-term basis to consider the purchase of the Processed Coal from the Processed Coal Supplier, initially, for a trial period of two (2) years, in spot purchases on shipment-by-shipment basis, to be followed by long-term contracts with an annual quantity up to 4 million metric tonnes, each such spot purchase and long-term purchase to be on the terms and conditions as set out in the standard form agreement used by each such utility company at such time for spot or long-term (as the case may be) purchase of steaming coal; provided that any spot purchase or long-term purchase of the Processed Coal shall always be subject to the condition that the quality of the Processed Coal shall comply with the requirements of each such utility company as to (a) quality and performance (such as but not limited to pulverized performance; combustion performance; ash deposition performance; electrostatic performance; performance and pollutant emission at rated output of the relevant furnaces; and the likelihood of spontaneous combustion while in storage), and (b) price which shall be competitive with the price(s) payable by each such utility company for steaming coal at the material time, adjusted to the comparable quality and on the basis of delivery to the port of unloading designated by such utility company.

Party B further agrees to recommend other End-Users to purchase the Processed Coal at such price(s) and on such terms and conditions as each such End-Users and the Processed Coal Supplier will agree.

Article 3

The Parties acknowledge and agree that purchase of the Processed Coal by any End-User which is a state-owned company under the laws of the Republic of China shall be subject to compliance with the applicable government procurement laws of the Republic of China, including but not limited to the Government Procurement Act, 1998 and Implementing Rules in force at the time of the purchase.

Article 4

This MOU is intended to set out the understanding of the Parties to cooperate in Party A’s intention to encourage the commercial development of the currently undeveloped Beluga/Chuitna Coal based on the long term dedicated supply to End-Users of Processed Coal meeting their requirements (“Project”). The Parties have indicated a strong intention to proceed in good faith towards accomplishing the Project. However, it will be necessary for the Processed Coal Supplier and the End-Users to proceed in good faith and to negotiate formal, definitive contracts embodying the above understanding and principles, as well as such other matters as are required by reason of legal, financial, technical and commercial considerations which are presented during such negotiations. Nothing contained in this MOU is intended, nor shall it be understood or construed, to be legally binding or enforceable whatsoever. The only binding commitments will be those contained in the formal, definitive contract between the Processed Coal Supplier and each End-User when signed and becomes effective. This MOU shall cease to have any force or effect whatsoever from December 31, 2005, and thereafter. Neither party to this agreement shall have any claim against or liability to the other or the Processed Coal Supplier or any End-User, whether for investments or other costs or expenses made or incurred by the other party or the Processed Coal Supplier or any End-User, or otherwise, in consequence hereof or in connection herewith.

IN WITNESS WHEREOF, the Parties have caused this MOU to be executed on the date and year first above written.

For the State of Alaska, United States of America

By:
Signature:

For the Ministry of Economic Affairs of the Republic of China

By:
Signature:

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